UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011
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Rock-Tenn Company
(Exact name of registrant as specified in its charter)
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Georgia	001-12613	62-0342590
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

504 Thrasher Street, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 448-2193

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 2, 2011, Rock-Tenn Company (“RockTenn”) entered into Amendment No. 1 (the “Amendment”), among RockTenn, as borrower, Rock-Tenn Company of Canada/Compagnie Rock-Tenn du Canada, as Canadian borrower (together with RockTenn, the “Borrowers”), certain subsidiaries of RockTenn from time to time party thereto, as guarantors, the lenders party thereto, as lenders (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders, and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for the Lenders, to the Credit Agreement dated as of May 27, 2011 (the “Credit Agreement”), by and among the Borrowers, certain subsidiaries of RockTenn from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent for such lenders, and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for such lenders.

The Amendment provides for, among other things, (1) the creation under the Credit Agreement of a $227.0 million term loan A2 facility (the “Term Loan A2”) having terms substantially the same as the terms of the outstanding term loan A facility under the Credit Agreement (the “Term Loan A”); (2) the ability of the Term Loan A2 to be drawn upon by RockTenn in either a single drawing or in two separate drawings in minimum draws of $100 million, at the discretion of RockTenn, on or prior to March 31, 2012, during which period unutilized Term Loan A2 commitments will accrue a ticking fee equal to 0.35% basis points per annum on the average daily unused amount of the commitment then in effect; and (3) the ability of the Borrowers and the guarantors under the Credit Agreement to grant liens to secure any indebtedness incurred pursuant to the “additional indebtedness” carveout to the indebtedness covenant in the Credit Agreement on an equal and ratable basis with the obligations in the Credit Agreement so long as, at the time of incurrence of such lien, or immediately after the application of the proceeds from the indebtedness secured by such lien, no portion of the term loan B facility under the Credit Agreement remains outstanding. The applicable margin for the borrowings outstanding under the Term Loan A2 range from 1.25% per annum to 2.00% per annum for LIBOR-based borrowings and from 0.25% per annum to 1.00% per annum for based rate-based borrowings, depending on RockTenn’s leverage ratio then in effect (with the step-downs in the applicable margin for the Term Loan A2 to occur at the same leverage ratios as the step-downs in the applicable margin for the Term Loan A).  Borrowings under the Term Loan A2 may be used to provide for working capital and general corporate requirements of the Borrowers and their subsidiaries.  In addition, the Amendment implements certain technical and other amendments to the Credit Agreement and other loan documents.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On November 18, 2011, RockTenn issued a press release announcing the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

The Credit Agreement has been previously filed with, and is described in, RockTenn’s Current Report on Form 8-K dated May 27, 2011.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1
Amendment No. 1 dated as of December 2, 2011, among Rock-Tenn Company (“RockTenn”), as borrower, Rock-Tenn Company of Canada/Compagnie Rock-Tenn du Canada, as Canadian borrower (together with RockTenn, the “Borrowers”), certain subsidiaries of RockTenn from time to time party thereto, as guarantors, the lenders party thereto, as lenders (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders, and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for the Lenders, to the Credit Agreement dated as of May 27, 2011, by and among the Borrowers, certain subsidiaries of RockTenn from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent for such lenders, and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for such lenders.

99.1	Press Release, dated November 18, 2011, of Rock-Tenn Company, announcing Amendment No. 1 to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY

By:	/s/ Robert B. McIntosh
Name:	Robert B. McIntosh
Title:	Executive Vice-President, General Counsel and Secretary

Date: December 7, 2011